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                                                                     Exhibit 23b
                         Consent of Grant Thornton LLP



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated November 1, 2001 (except for the second paragraph of Note 9, as to which the date is December 27, 2001) accompanying the 2001 consolidated financial statements of Technical Communications Corporation and subsidiaries appearing in the 2001 Annual Report of the Company to its shareholders and included in the Annual Report on Form 10-K for the year ended September 29, 2001 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

                                                       /s/ GRANT THORNTON LLP



Boston, Massachusetts
December 27, 2001